EXHIBIT 10.2

AMENDMENT NUMBER THREE

TO THE

AMSOUTH BANCORPORATION SUPPLEMENTAL THRIFT PLAN

Regions Financial Corporation (the “Company”) hereby amends the AmSouth Bancorporation Supplemental Thrift Plan (“Plan”) as follows:

1.    Effective as soon as administratively feasible, by deleting the second sentence of Section 4.1(a) and replacing it with the following:

On this form the Participant may elect to reduce his or her Compensation for the Plan Year by a whole percentage that does not exceed eighty percent (80%).

2.    All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, Regions Financial Corporation has caused this Amendment Number Three to be executed by its duly authorized officer on this 31st day of January, 2007, effective as herein stated.

REGIONS FINANCIAL CORPORATION

By:	/s/ C. Dowd Ritter
President and
Chief Executive Officer